As filed with the Securities and Exchange Commission on January 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of registrant as specified in its articles of incorporation)

Virginia (State or other jurisdiction of incorporation or organization)	54-1873198 (I.R.S. employer identification number)

6862 Elm Street, Suite 320

McLean, VA 22101

(703) 373-0200

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Richard E. Konzmann

Executive Vice President, Chief Financial Officer and Treasurer

6862 Elm Street, Suite 320

McLean, VA 22101

(703) 373-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert K. Smith

James V. Davidson

Hunton Andrews Kurth LLP

2200 Pennsylvania Ave NW,

Washington, DC 20037

(202) 955-1611

(202) 862-3614 (Facsimile)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Class A Common Stock, par value $0.01 Per Share
Preferred Stock, par value $0.01 per share
Preferred Stock Purchase Rights(3)
Depositary Shares(4)
Debt Securities
Warrants
Purchase Contracts
Units(5)
Subscription Rights
Total			$750,000,000	$30,408(6)(7)

(1)

There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of Class A common stock and preferred stock, preferred stock purchase rights, depositary shares, warrants, purchase contracts, units and subscription rights as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, for which separate consideration may or may not be received. Information as to the amount, the proposed maximum offering price per unit and proposed maximum aggregate offering price of each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.

(2)

The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities registered hereunder will not exceed $750,000,000.

(3)

The preferred stock purchase rights are attached to and traded with the shares of Class A common stock being registered hereunder. The value attributable to the preferred stock purchase rights, if any, is reflected in the value attributable to the Class A common stock.

(4)	Depositary shares will represent fractional interests in shares of preferred stock registered hereunder.
(5)

Each unit will be issued under a unit agreement, indenture or other agreement and will represent an interest in one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, purchase contracts or subscription rights, as well as debt or equity securities of third parties, in any combination.

(6)

The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $97,350 due under this registration statement by $62,004 of unused fees that were previously paid in connection with the Registrant’s registration statement on Form S-3 (Registration No. 333-193478) originally filed by the Registrant on January 22, 2014 and carried over to the registration statement on Form S-3 (Registration No. 333-215384) originally filed by the Registrant on December 30, 2016. As a result, the filing fee due in connection with this filing is $35,346 prior to applying footnote (7) below.

(7)

The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $35,346 due under this registration statement after applying footnote (6) above by $4,938 of unused fees that were previously paid in connection with the Registrant’s registration statement on Form S-3  (Registration No. 333-215384) originally filed by the Registrant on December 30, 2016. As a result, and in connection with footnote (6) above, the filing fee due in connection with this filing is $30,408.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2020

PROSPECTUS

ARLINGTON ASSET INVESTMENT CORP.

$750,000,000

Class A Common Stock

Preferred Stock

Preferred Stock Purchase Rights

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, in one or more series or classes, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $750,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

We elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”) commencing with our taxable year ended December 31, 2019. Shares of our common stock are subject to limitations on ownership and transfer that are primarily intended to assist us in qualifying as a REIT. Our charter generally prohibits any person from actually, beneficially or constructively owning in excess of (i) 9.9% of the number of the outstanding shares of our common stock, (ii) 9.9% in number of the outstanding shares of any class or series of our preferred stock, and (iii) 9.9% of the aggregate value of the outstanding shares of our equity stock. See the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer” included in this prospectus.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “AI,” our 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock is listed on the New York Stock Exchange under the symbol “AI PrB” and our 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock is listed on the New York Stock Exchange under the symbol “AI PrC.”

 Investing in these securities involves substantial risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may issue and sell. Each time we issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely solely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Incorporation by Reference of Information Filed With the SEC.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

CERTAIN DEFINITIONS

References in this prospectus to “we,” “our,” “us” and “our company” refer to Arlington Asset Investment Corp., including, as the context requires, our direct and indirect subsidiaries. In this prospectus, we refer to the Class A common stock, preferred stock, preferred stock purchase rights, depositary shares, debt securities, warrants, purchase contracts, units and subscription rights being offered collectively as “securities.”

RISK FACTORS

Investing in any of our securities involves substantial risks, including the risk that you might lose your entire investment. Any one of the risk factors discussed, or other factors, could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. These risks are interrelated, and you should treat them as a whole. The risks described are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition and results of operations. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated and supplemented by our periodic reports and other information filed by us with the SEC and incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to in “Cautionary Statement About Forward-Looking Information.”

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

When used in this prospectus, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. The forward-looking statements we make in this prospectus include, but are not limited to, statements about the following:

•

the availability and terms of, and our ability to deploy, capital and our ability to grow our business through our current strategy focused on acquiring primarily residential mortgage-backed securities (“MBS”) that are either issued by U.S. government agencies or guaranteed as to principal and interest by U.S. government agencies or U.S. government sponsored enterprises (“agency MBS”), and MBS issued by private organizations (“private-label MBS”);

•	our ability to qualify and maintain our qualification as a REIT;
•

our ability to forecast our tax attributes, which are based upon various facts and assumptions, and our ability to protect and use our net operating losses (“NOLs”) and net capital losses (“NCLs”) to offset future taxable income, including whether our shareholder rights plan will be effective in preventing an ownership change that would significantly limit our ability to utilize such losses;

•	our business, acquisition, leverage, asset allocation, operational, investment, hedging and financing strategies and the success of, or changes in, these strategies;
•	the effect of changes in prepayment rates, interest rates and default rates on our portfolio;
•	the effect of governmental regulation and actions on our business, including, without limitation, changes to monetary and fiscal policy and tax laws;
•	our ability to quantify and manage risk;
•	our ability to roll our repurchase agreements on favorable terms, if at all;
•	our liquidity;
•	our asset valuation policies;
•	our decisions with respect to, and ability to make, future dividends;
•	investing in assets other than residential MBS or pursuing business activities other than investing in residential MBS;
•	our ability to successfully operate our business as a REIT;
•	our ability to maintain our exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended; and
•	the effect of general economic conditions on our business.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession. These beliefs, assumptions and expectations may change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the performance of our portfolio and our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks, along with the following factors that could cause actual results to vary from our forward-looking statements, before making an investment in our securities:

•

the overall environment for interest rates, changes in interest rates, interest rate spreads, the yield curve and prepayment rates, including the timing of increases in the Federal Funds rate by the U.S. Federal Reserve;

•	current conditions and further adverse developments in the residential mortgage market and the overall economy;
•	potential risk attributable to our mortgage-related portfolios, including changes in fair value;
•	our use of leverage and our dependence on repurchase agreements and other short-term borrowings to finance our mortgage-related holdings;
•	the availability of certain short-term liquidity sources;
•	competition for investment opportunities;
•

changes to the U.S. Federal Reserve’s monetary policies, including changes to the targeted Federal Funds rate and actions taken through its open market operations, such as changes to the size and composition of its balance sheet and changes to its repurchase agreement funding offerings;

•

the federal conservatorship of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government;

•	mortgage loan prepayment activity, modification programs and future legislative action;
•

changes in, and success of, our acquisition, hedging and leverage strategies, changes in our asset allocation and changes in our operational policies, all of which may be changed by us without shareholder approval;

•	failure of sovereign or municipal entities to meet their debt obligations or a downgrade in the credit rating of such debt obligations;
•	fluctuations of the value of our hedge instruments;
•	fluctuating quarterly operating results;
•	changes in laws and regulations and industry practices that may adversely affect our business;
•	volatility of the securities markets and activity in the secondary securities markets in the United States and elsewhere;
•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes;
•	our ability to successfully expand our business into areas other than investing in MBS and our expectations of the returns of expanding into any such areas; and

•	the other important factors identified in our most recent Annual Report on Form 10-K and subsequent reports filed under the Exchange Act, including under the caption “Risk Factors.”

These and other risks, uncertainties and factors, including those described elsewhere in this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

General

We are an investment firm that focuses primarily on acquiring and holding a levered portfolio of residential MBS, consisting of agency MBS and private-label MBS. Agency MBS include residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by a U.S. government agency or government sponsored enterprise (“GSE”), such as Fannie Mae, Freddie Mac and the Government National Mortgage Association. Private-label MBS, or non-agency MBS, include residential MBS that are not guaranteed by a GSE or the U.S. government. We may also invest in other types of mortgage assets, including residential mortgage loans, residential mortgage loans for investor properties, mortgage servicing rights, GSE credit risk transfer securities, commercial MBS and commercial mortgage loans.

We believe we leverage prudently our investment portfolio, as we seek to increase potential returns to our shareholders. We currently fund our investments primarily through short-term financing arrangements, principally through repurchase agreements.  We enter into various hedging transactions to mitigate the interest rate sensitivity of our cost of borrowing and the value of our MBS portfolio.

For our tax years ended December 31, 2018 and earlier, we were taxed as a C corporation for U.S. federal tax purposes. Commencing with our taxable year ending December 31, 2019, we intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  As a REIT, we will be required to distribute annually 90% of our REIT taxable income (subject to certain adjustments).  So long as we continue to qualify as a REIT, we will generally not be subject to U.S.  Federal or state corporate income taxes on our taxable income that we distribute to our shareholders on a timely basis.  At present, it is our intention to distribute 100% of our taxable income, although we will not be required to do so. We intend to make distributions of our taxable income within the time limits prescribed by the Internal Revenue Code, which may extend into the subsequent taxable year.

We are a Virginia corporation that is internally managed and do not have an external investment advisor.

Our Principal Office

Our principal executive offices are located at 6862 Elm Street, Suite 320 McLean, VA 22101, and our telephone number is (703) 373-0200. Our website is www.arlingtonasset.com. The information on our website is not, and should not be interpreted to be, part of this prospectus.

USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement, we intend to use the net proceeds from sales of securities for the acquisition of certain of our target assets, including agency MBS, private-label MBS, residential mortgage loans, commercial MBS, commercial mortgage loans, residential mortgage loans for investor properties or other types of assets that we may acquire in the future, or for use in other business activities we may pursue in the future. We also may use the proceeds for other general corporate purposes such as repayment of outstanding indebtedness, pursuit of growth initiatives that may include acquisitions, working capital and for liquidity needs. Pending the application of the net proceeds, we may invest the net proceeds in interest-bearing, short-term, marketable investment grade securities or money market accounts or (interest or non-interest bearing) checking (or escrow) accounts. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. We expect these investments to provide a lower net return than we will seek to achieve from our target assets.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our Class A common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, units and subscription rights that we may offer from time to time. The preferred stock purchase rights that are attached to and traded with the shares of Class A common stock registered pursuant to the registration statement of which this prospectus forms a part, are described under heading “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.” As further described in this prospectus, these summary descriptions are not intended to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Virginia Stock Corporation Act and our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement — Shareholder Rights Agreement.”

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our articles of incorporation and the articles of amendment relating to the particular series of preferred stock, for provisions that may be important to you. The articles of amendment relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

The Company has authorized common share capital of 450,000,000 shares of Class A common stock, par value $0.01 per share, and 100,000,000 shares of Class B common stock, par value $0.01 per share. As of December 31, 2019, there were 36,755,387 outstanding shares of Class A common stock and no outstanding shares of Class B common stock. The Company has authorized preferred share capital of (i) 100,000 shares designated as Series A Preferred Stock that is unissued; (ii) 2,000,000 shares designated as 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock (the “Series B Preferred Stock”), par value $0.01 per share; (iii) 2,500,000 shares designated as 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), par value $0.01 per share; and (iv) 20,400,000 shares of undesignated preferred stock. As of December 31, 2019, there were no shares of Series A Preferred Stock outstanding, 354,039 shares of Series B Preferred Stock outstanding and 1,200,000 shares of Series C preferred Stock outstanding.

Common Stock

Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds available therefor. All decisions regarding the declaration and payment of dividends will be at the discretion of our Board of Directors and will be evaluated on a quarterly basis in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our Board of Directors deems relevant.

The holders of shares of Class A common stock are entitled to one vote for each share on all matters voted on by shareholders and the holders of shares of Class B common stock are entitled to three votes per share on all matters voted on by shareholders. Each of the holders of Class A common stock and Class B common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of our preferred stock. Our Board of Directors consists of six Directors. The directors are elected at each annual meeting of shareholders. Provided a quorum has been properly established in accordance with our bylaws, the holders of a majority of shares of common stock voting for the election of our directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors, provided that in a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected at such meeting), the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. Except for directors elected by the holders of outstanding shares of preferred stock as a separate voting group, any director may be removed from office with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of the company entitled to vote generally in the election of directors. There are no cumulative voting rights. Shares of our Class B common stock may convert into shares of our Class A common stock at our option in certain circumstances, including (1) upon a sale, transfer gift, assignment, devise or other disposition and (2) at the time the holder of shares of Class B common stock ceases to be employed by us.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, certain amendments of our bylaws or certain provisions of our articles of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter is required for approval, provided a quorum is established. For more information regarding the voting rights of our capital stock, see “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.”

When we issue shares of our common stock, for and in receipt of consideration approved by our Board of Directors, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. There may be restrictions imposed by applicable securities laws on any transfer of shares of our common stock. Holders of our Class A common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

In the event of our liquidation, dissolution or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Certain Anti-Takeover Provisions of Virginia Law, Articles of Incorporation, Bylaws and Shareholder Rights Agreement

For a description of certain anti-takeover provisions under Virginia law or in our articles of incorporation, bylaws or Shareholder Rights Agreement, as amended, which we refer to as our Rights Agreement, see “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.”

Preferred Stock

Our Board of Directors is authorized without further shareholder approval (except as may be required by applicable law or the regulations promulgated on any exchange on which our securities are listed) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations, or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Virginia Stock Corporation Act. The terms and rights of any such series may include:

•	the maximum number of shares in the series and the designation of the series, which designation will distinguish the shares from the shares of any other series or class;
•	whether shares of the series will have special, conditional or limited voting rights, or no right to vote, except to the extent required by law;

•

whether the shares of the series are redeemable or convertible (i) at our option, at the option of a shareholder or another person or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities or other property, and (iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

•

any right of holder of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

•	the amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company;
•

any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to, among other purposes, preserve our qualification as a REIT; and

•

any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of the series remain outstanding, except upon the assent of all or a specified portion of the shares) as permitted by law and not inconsistent with our articles of incorporation.

Should our Board of Directors elect to exercise this authority, the rights and privileges of holders of shares of common stock could become subject to the rights and privileges of any such series of preferred stock. In addition, our Rights Agreement provides for the issuance of shares of participating preferred stock under the circumstances specified in the Rights Agreement, upon exercise or exchange of rights issued thereunder. See “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement — Shareholder Rights Agreement.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, our stock must be beneficially owned by 100 or more persons for at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain exempt entities) during the last half of a taxable year.

Our charter provides that, subject to certain exceptions, no stockholder or “group” (as defined in Section 13(d)(3) of the Exchange Act) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, in excess of (i) 9.9% of the number of the outstanding shares of our common stock, (ii) 9.9% in number of the outstanding shares of any class or series of our preferred stock, and (iii) 9.9% of the aggregate value of the outstanding shares of our equity stock (or the Ownership Limit). Our board may waive the Ownership Limit if it is presented with evidence satisfactory to it that the waiver will not jeopardize our qualification as a REIT. As a condition to any such waiver, our board may require opinions of counsel satisfactory to it and must receive an undertaking from the applicant with respect to preserving our REIT qualification. The Ownership Limit will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

If shares of common stock and/or preferred stock (i) in excess of the Ownership Limit, (ii) which would cause us to be beneficially owned by fewer than 100 persons, (iii) that cause us to become “closely held” under Section 856(h) of the Internal Revenue Code, (iv) that are a violation of the restriction relating to causing the Company to constructively own 10% or more of the ownership interests in a tenant of our real property or (v) that are a violation of the restriction relating to the Company’s stock being beneficially owned by a disqualified organization are issued or transferred to any person, the issuance or transfer shall be void as to the number of shares in violation of such restrictions and the intended transferee will acquire no rights to such shares of common stock and/or preferred stock. Shares issued or transferred that would cause any stockholder (or a Prohibited Owner) to own more than the Ownership Limit or cause us to become “closely held” under Section 856(h) of the Internal

Revenue Code will automatically be transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of excess stock. Such automatic transfer shall be deemed to be effective as of the close of business on the day prior to the date of the transfer causing a violation. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any shares of stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that stock has been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiary, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust. The trust shall have all dividend and voting rights with respect to the shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trust shall be held in trust for the charitable beneficiary.

Shares of our stock transferred to a trustee are deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event, and (ii) the market price on the date we or our designee accepts such offer. We have the right to accept such offer period of ninety days after the later of (i) the date of the event causing the shares to be held in trust that resulted in such shares if our stock transferred to the trust and (ii) the date we determine in good faith that a purported transfer of shares of our stock or other event or change of circumstances that would violate any of the restrictions described in this proposal our charter occurred, if the trustee sells the shares of our stock held in the trust.

If we do not buy the shares, a trustee must, in an orderly fashion so as not to materially adversely affect the market price of the shares, sell the shares to a person or entity who could own the shares without violating the restrictions described in our charter. Upon such sale, the interest of the beneficiary in the shares sold will terminate, and the trustee of the trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the trust as follows:

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The Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds received by the trustee for the shares; and

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Any net sales proceeds and any dividends or other distributions (whether ordinary or extraordinary) in excess of the amount payable to the Prohibited Owner, less the costs, expenses and compensation of the charitable trustee and us, shall be promptly distributed to the beneficiary.

A trustee may reduce the amount that is payable to the Prohibited Owner by the amount of any dividends or other distributions (whether ordinary or extraordinary) that we paid to the prohibited owner before the discovery by us that the shares had been transferred to the trust and that is owed by the prohibited owner to the trustee.

The Ownership Limit provision will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration is increased. Any change in the Ownership Limit would require an amendment to our charter. Such an amendment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock and any other class of capital stock with such voting rights. In addition to preserving our qualification as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of our company without the approval of our board.

To the extent our shares of stock are certificated, all certificates representing shares of our common stock or preferred stock will refer to the restrictions described above.

Any person who acquires or attempts or intends to acquire shares of our stock in violation of any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, 5% or more of our outstanding shares of stock (or such other percentage at the time prescribed by the Internal Revenue Code or the regulations promulgated thereunder) must file a written statement with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each stockholder must upon demand disclose to us such information as we deem necessary in order to determine our qualification as a REIT and to ensure compliance with the Ownership Limit.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

This section describes some of the general terms and provisions applicable to the depositary shares and depositary receipts that we may issue from time to time, other than pricing and related terms. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable prospectus supplement. The following description and any description of the depositary shares in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement, which we will file with the SEC in connection with an issuance of depositary shares and depositary receipts. You should read the description included in the applicable prospectus supplement, together with the more detailed provisions of the applicable deposit agreement, for provisions that may be important to you.

We may issue depositary shares evidenced by depositary receipts representing interests in shares of a particular series of preferred stock. We will deposit the preferred stock of a series that is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in such preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, unless otherwise stated in the applicable prospectus supplement, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary that we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares. The depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There may be provisions: (a) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (b) regarding compensation of the depositary; (c) regarding resignation of the depositary; (d) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (e) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

The following summary of selected provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture that will be filed with the SEC in connection with an offering of our debt securities. Moreover, the terms of any series of debt securities offered by us may differ from the general description of terms presented below. The debt securities will be issued under an indenture between us and an indenture trustee. The indenture trustee shall be The Bank of New York Mellon or such other indenture trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “indenture trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the indenture trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”). The particular terms of any debt securities we offer will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. You should read that description and the description set forth below, together with the more detailed provisions of the applicable indenture, including the defined terms, which we will file with the SEC in connection with the offering, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act.

We may from time to time issue and sell debt securities. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and subordinated debt securities will be issued under one or more separate indentures between us and the indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

General

The debt securities will be our direct obligations. Unless we indicate otherwise in the applicable prospectus supplement, the indentures do not significantly limit our operations. Unless we indicate otherwise in the applicable prospectus supplement, in particular, the debt securities do not:

•	limit the amount of debt securities that we can issue under the indentures;
•	limit the number of series of debt securities that we can issue from time to time;
•	restrict us from reopening a previous issue of debt securities to issue additional debt securities of that series;
•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;
•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or
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contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank senior to our subordinated debt securities.

Terms

Any series of debt securities offered by us will include specific terms, including some or all of the following:

•	the title, series, form and type of the offered debt securities;
•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;
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the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

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the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;
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whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof, and if so, the periods, prices and other terms regarding such repurchase or redemption;

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the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

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whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

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whether the offered debt securities will be convertible into or exchangeable for our common stock or other securities, and if so, the initial conversion or exchange price and the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures filed as exhibits to the registration statement of which this prospectus forms a part.

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form in denominations of $1,000 or any integral multiple of $1,000, and we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption or conversion of senior or subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer.

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the indenture trustee in the City of New York will be designated as our sole paying agent for payments with respect to the debt securities of each series. Any transfer of the debt securities will be registrable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the applicable indenture trustee or in any other lawful manner.

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

The following covenants will apply to us with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement:

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Except as described in this prospectus under “Description of Debt Securities — Consolidation, Merger and Sale of Assets,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

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We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Subordination of Subordinated Debt Securities

Contractual provisions in the subordinated debt indenture may prohibit us from making payments on the subordinated debt securities, which are subordinate and junior in right of payment to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of us” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph, but does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;
•	in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;
•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;
•	if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

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(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or an indenture trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the indenture trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the applicable indenture trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, unless we indicate otherwise in the applicable prospectus supplement, each indenture requires that:

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the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

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immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

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either we or the successor person has delivered to the applicable indenture trustee an officers’ certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture.

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures.

Conversion and Exchangeability

The holders of debt securities that are convertible into or exchangeable for our common stock or other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange right will be described in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of the debt securities would be subject to adjustment.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;
•	failure to pay the principal of or any premium on any debt security of such series when due and payable;
•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;
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failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the applicable indenture trustee or we and the applicable indenture trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

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entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us in an aggregate amount, excluding amounts covered by insurance, over $10,000,000 and these judgments, orders or decrees remain undischarged for a period of 30 consecutive days; or

•	certain events involving our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the applicable indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the applicable indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on that series to be due and payable immediately. The indenture trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in such holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

Any such waiver shall cure such default or event of default.

Unless we indicate otherwise in the applicable prospectus supplement, subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the applicable indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the applicable indenture trustee reasonable security or indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, with respect to the debt securities of that series, subject to certain limitations specified in the applicable indenture.

Unless we indicate otherwise in the applicable prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the applicable indenture trustee of a continuing event of default with respect to that series;
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The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable security or indemnity satisfactory to the applicable indenture trustee to institute such proceedings as trustee; and

•

the applicable indenture trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable indenture trustee regarding our compliance with certain of the covenants in the indentures.

Waivers of Certain Covenants and Past Defaults

Unless we indicate otherwise in the applicable prospectus supplement, the holders of at least a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (a) a default in the payment of principal, premium or interest or any additional amounts or (b) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series.

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least a majority in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, unless we indicate otherwise in the applicable prospectus supplement, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;
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reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•	change the place of payment, the currency in which the principal of, premium, if any, or interest on, or any additional amounts with respect to any debt security is payable;
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impair the of holders right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

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reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

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modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures — Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of  whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or
•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;
•	to add additional events of default with respect to all or any series of debt securities;
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to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

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to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to secure the debt securities;
•	to establish the form or terms of debt securities of any series and any related coupons;
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to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

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to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

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to make any change in the applicable indenture to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus, prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or the debt securities;

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to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

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to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect.

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, subject to the terms described therein, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities (as determined by us in an officers’ certificate delivered to the Trustee) if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;
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either (a) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (b) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;
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we have delivered to the applicable indenture trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

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we have delivered to the applicable indenture trustee an opinion of counsel to the effect that all conditions to the satisfaction and discharge of the relevant indenture have been complied with, including, without limitation, an opinion of counsel that the holders will have no material and adverse federal income tax consequences as a result of the deposit or termination, and if the applicable debt securities are listed on the New York Stock Exchange (the “NYSE”) an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest, and additional amounts, if any, with respect to the applicable debt securities when due.

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

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in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed outstanding will be the principal face amount of the indexed security at original issuance;
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in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not outstanding.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries may conduct banking transactions with the indenture trustees, and the indenture trustees may conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. We will describe the specific terms of each series of warrants we issue in the applicable prospectus supplement. The following description and any description of the warrant and related warrant agreement in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue warrants for the purchase of debt securities, preferred stock or Class A common stock. Warrants may be issued independently or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. Each prospectus supplement with respect to a series of warrants will describe the terms of the warrants offered pursuant to it, including one or more of the following:

•	the securities which may be purchased by exercising the warrants;
•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);
•	the period during which the warrants may be exercised;
•	U.S. federal income tax considerations relevant to the warrants; and
•	any other material terms of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable prospectus supplement. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue purchase contracts, including purchase contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or Class A common stock;
•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;
•	currencies; or
•	commodities.

The price of our debt securities, price per share of our Class A common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of Class A common stock or preferred stock and debt securities or debt obligations of third parties, which may secure the holders’ obligations to purchase the Class A common stock or preferred stock under the purchase contracts.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, Class A common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;
•	whether the purchase contracts are to be prepaid or not and whether the purchase contracts will be issued in fully registered or global form;
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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Class A common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	U.S. federal income tax considerations relevant to the purchase contracts.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus or debt or equity securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	the aggregate number of, and the price at which we will issue, the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	whether the units will be issued in fully registered or global form;
•	the name of the unit agent;
•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
•	if applicable, a discussion of the U.S. federal income tax consequences; and
•	whether the units will be listed on any securities exchange.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes some of the general terms and provisions of the subscription rights we may issue from time to time. We will describe the specific terms of the subscription rights in the applicable prospectus supplement. The following description and any description of the subscription rights in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provision of the applicable subscription rights. A form of the subscription rights reflecting the particular terms and provision of a series of subscription rights will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, subject to compliance with applicable law, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, the subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including one or more of the following:

•	the securities for which the subscription rights are exercisable;
•	the exercise price for such subscription rights;
•	the number of such subscription rights issued to each shareholder;
•	the number of shares of Class A common stock or amount of any other securities purchasable upon exercise of such subscription rights;
•	the extent, if any, to which such subscription rights are transferable;
•	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Class A common stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date (subject to any extension) for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date (subject to any extension), all unexercised subscription rights will become void and of no further force or effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Class A common stock or other security purchasable upon exercise of the subscription rights. Subject to compliance with applicable law, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

IMPORTANT PROVISIONS OF VIRGINIA LAW AND OUR ARTICLES OF INCORPORATION, BYLAWS AND SHAREHOLDER RIGHTS AGREEMENT

The following description of certain provisions of Virginia law and our articles of incorporation, bylaws and the Rights Agreement is only a summary. For a complete description, we refer you to Virginia law, our articles of incorporation, bylaws and the Rights Agreement. We have filed our articles of incorporation, bylaws and the Rights Agreement as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation, bylaws, the Rights Agreement and the Virginia Stock Corporation Act contain certain provisions that could delay or impede transactions involving an actual or potential change of control of our company, limit the ability of shareholders to remove directors or management or approve a transaction they deem to be in their best interest or adversely affect the price of our securities.

Number of Directors; Removal; Filling Vacancies

Our articles of incorporation and bylaws provide that there shall be six Directors. By amendment of our bylaws, the Board of Directors or the shareholders may increase or decrease the number of Directors in accordance with applicable law. A decrease in the number of Directors shall not shorten the term of any incumbent Director. Directors hold office until their death, resignation or removal or until their successor is elected.

Our bylaws provide that vacancies on the Board of Directors, including a vacancy resulting from death, resignation, disqualification or removal or an increase in the number of Directors, shall be filled by the Board of Directors, the shareholders or the affirmative vote of a majority of the remaining Directors where less than a quorum of the Board of Directors remains. Where a resignation will become effective at a specified later date, it may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his or her successor is elected.

Shareholder Action

Our articles of incorporation and bylaws provide that special meetings of the shareholders may only be called by the Board of Directors or by the Chairman, Chief Executive Officer, or President pursuant to a notice of meeting stating the purpose or purposes thereof approved by a majority of the Directors, the chairman, vice-chairman, chief executive officer or the president of the company. Only the business falling within the purpose or purposes described in the notice shall be conducted at a special meeting.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our bylaws establish advance notice procedures for shareholder proposals regarding business or nominations to be brought before any annual or special meeting of shareholders. Except for the election of Directors by the unanimous written consent of shareholders or the filling of vacancies on the Board of Directors by the Board Directors, only persons nominated in accordance with the notice procedures set forth in our bylaws shall be eligible to serve as a Director. Similarly, other business shall not be conducted at a meeting of shareholders unless it is brought before the meeting in accordance with the procedures set forth in our bylaws. Except as otherwise dictated by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made or proposed, as the case may be. If any nomination or business is defectively made or proposed, it shall be disregarded.

Annual Meetings

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at the annual meeting of shareholders in the following ways. Such nominations or proposals may be made pursuant to a notice of the meeting, by or at the direction of the Board of Directors or by a shareholder of our company who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing, both on the record date for the annual meeting and at the giving of the shareholder’s notice, and who complies with the notice procedures provided for in our bylaws.

To properly bring nominations or other business before an annual meeting of the shareholders, a shareholder must give timely, written notice thereof in proper form and timely updates and supplements thereof as of the record date for the shareholder meeting and as of the date that is ten business days prior to the meeting, and the proposed business must be proper for shareholder consideration. To be timely, the notice must be delivered to the secretary of our company at our company’s principal executive officers not later than the close of business on the 90th day nor earlier that the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary, the shareholder’s notice must be delivered to the secretary of our company at our company’s principal executive offices not earlier that the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the tenth day following the date on which we first make public announcement of the date of our annual meeting.

The shareholder’s notice must contain certain information. As to each person the shareholder proposes to nominate for election or re-election to the Board of Directors, the notice must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. With respect to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must also include a completed and signed questionnaire, representation and agreement required by the bylaws. In addition to the information explicitly required in the bylaws, a shareholder proposing a director nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as director.

As to any other business that the shareholder proposes to bring before the meeting, the notice must contain a brief description of the proposed business and any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The shareholder notice must also provide the name and address of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made as they appear on the books of the corporation as well as the class and number of shares that are owned beneficially and of record by such shareholder and such beneficial owner, as the case may be any information concerning derivative ownership and hedging transactions, and any affiliates, associates or others acting in concert with such shareholder.

If the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the secretary of the company at our principal executive offices not later than the close of business on the tenth day following the date on which we first make such public announcement.

Special Meetings

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the notice of meeting in two ways. Such nominations may be made by or at the direction of the Board of Directors. Additionally, a nomination may be made by any shareholder who was a shareholder of record at the time notice of the meeting was given, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in our bylaws. Any shareholder so qualified may nominate a person or persons for election to the position or positions specified in the notice of meeting if the shareholder provides timely, written notice thereof to the secretary of the company at our principal executive offices. To be timely, such notice must be provided not earlier that the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made.

Amendment of the Bylaws

Our bylaws may be amended or repealed, and new bylaws may be made, at any regular or special meeting of the Board of Directors or the shareholders. Bylaws made by the Board of Directors may be repealed or changed and new bylaws may be made by the shareholders, and the shareholders may prescribe that any bylaw made by them shall not be altered, amended, repealed or reinstated by the Board of Directors. The affirmative vote of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote is required for the shareholders to adopt, alter or repeal any bylaw that requires or would require the company to hold, or sets forth procedures for the holding of, a special meeting of shareholders or that governs or would govern the nomination of persons for election to the Board of Directors or the proposal of business to be considered at an annual or special meeting of shareholders.

Amendment of the Articles of Incorporation

For every voting group entitled to vote on a proposed amendment to our articles of incorporation, the vote required for approval shall be either the vote specifically required by our articles of incorporation or, if no voting requirement is specified, a majority of the votes entitled to be cast.

Except for amendments to our articles of incorporation adopted by the Board of Directors that establish any series of preferred stock, the affirmative vote of at least 80% of the voting power of the outstanding shares of the company is required to amend our articles of incorporation to include two types of provisions. The provisions that require such a vote are those that would require the company to hold, or set forth procedures for the holding of, a special meeting of shareholders or that would govern the nomination of persons for election to the Board of Directors of the proposal of business to be considered at an annual or special meeting of shareholders. The affirmative vote of at least 80% of the voting power of the outstanding shares of the company is also required to alter, amend or adopt any provision inconsistent with or repealing the Article VIII of our articles of incorporation, which addresses certain voting matters, including the amendment of our bylaws and articles of incorporation.

Common Stock

Our articles of incorporation grant us the authority to issue 450,000,000 shares of Class A common stock and 100,000,000 shares of Class B common stock. Our articles of incorporation contain certain provisions that give holders of our Class B common stock greater voting rights than those of holders of our Class A common stock. Except where otherwise provided by law, shares of Class A common stock are entitled to one vote on all matters on which the shareholders are entitled to vote, and shares of Class B common stock are entitled to three votes on all such matters. The holders of Class A and Class B common stock vote together as a single voting group. Therefore, holders of our Class B common stock, if any, may exert significant influence on the outcome of all corporate actions requiring shareholder approval.

To the exclusion of the holders of any other class of shares, the holders of the outstanding shares of common stock have the sole power to vote for the election of Directors and for all other purposes without limitation, except as required by law.

Preferred Stock

Our articles of incorporation grant us the authority to issue 25,000,000 shares of preferred stock, including 100,000 shares of Series A Preferred Stock, 2,000,0000 shares of Series B Preferred Stock and 2,500,000 shares of Series C Preferred Stock, and authorize the Board of Directors, by the adoption of amendments to our articles of incorporation, to issue preferred stock in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series.

The availability of the preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Having the authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special meeting of the shareholders. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our shareholders, unless that action is required by applicable law or the rules of any stock exchange on which our securities are listed. Our Board of Directors has the power, subject to applicable law, to issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer, or other takeover attempt. For example, in connection with the Board of Directors’ adoption of our Rights Agreement, our Board of Directors designated Series A junior preferred stock, par value $0.01 per share. See “Shareholder Rights Agreement.”

Virginia Law

The Virginia Stock Corporation Act contains provisions that may have the effect of impeding the acquisition of control of a Virginia corporation by means of a tender offer, proxy contest, open market purchases or otherwise in a transaction not approved by the corporation’s Board of Directors. These provisions are designed to reduce the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.

Affiliated Transactions Statute

Pursuant to a provision in our articles of incorporation, we have opted out of the affiliated transactions provisions contained in the VSCA. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with the beneficial owner of more than 10% of any class of its outstanding voting shares (an “interested shareholder”) for a period of three years following the date that such person became an interested shareholder unless:

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a majority (but not less than two) of the disinterested directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

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Before or contemporaneously with the date the person became an interested shareholder, a majority of disinterested directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, certain dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an interested shareholder by more than 5%.

Control Share Acquisitions Statute

Pursuant to our bylaws, the provisions of Article 14.1 of the Virginia Stock Corporation Act relating to “control share acquisitions” shall not apply to the company.

Shareholder Rights Agreement

On June 1, 2009, our Board of Directors adopted the Rights Agreement, and declared a dividend of one preferred share purchase right, each, a Right, for each outstanding share of our Class A common stock and Class B common stock. No shareholder approval was required for adoption of the Rights Agreement; however, our shareholders approved the Rights Agreement at our annual meeting on June 2, 2010. On April 9, 2018, the Board of Directors approved the first amendment to the Rights Agreement (“First Amendment”) to extend the term for an additional three years and the Company’s shareholders approved the First Amendment at its annual meeting of shareholders on June 14, 2018.

Our Board of Directors adopted the Rights Agreement in an effort to protect against a possible limitation on our ability to use our NOLs, NCLs, and built-in losses under Sections 382 and 383 of the Internal Revenue Code. Our ability to use our NOLs, NCLs and built-in losses would be limited if we experienced an “ownership change” under Section 382 of the Internal Revenue Code. The Rights Agreement was adopted to dissuade any person or group from acquiring 4.9% or more of our outstanding Class A common stock, each, an Acquiring Person, without the approval of the Board of Directors and triggering an “ownership change” as defined by Section 382.

Initially, the Rights generally will not be exercisable and will be attached to and automatically trade with our Class A common stock and Class B common stock. The Rights will separate from the Class A common stock and Class B common stock and a “distribution date” will occur, with certain exceptions and upon a determination of our Board of Directors, upon the earlier of:

•	10 business days after a public announcement by us that a person or group has become an Acquiring Person; or
•	10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of the Class A common stock.

Subject to the terms, provisions and conditions of the Rights Agreement, and taking into account our 1-for-20 reverse stock split that was effected on October 6, 2009, if the Rights become exercisable, each Right would represent the right to purchase from us one ten-thousandth of a share of Series A junior preferred stock for a purchase price of $3.00 each, subject to adjustment in accordance with the terms of the Rights Agreement. Each post-split share of our Class A and Class B common stock is now associated with, and now trades with, 20 Rights. If issued, each 20 fractional shares of preferred stock would give the shareholder approximately the same dividend, voting and liquidation rights as does one share of the our Class A common stock. However, prior to exercise, a Right does not give its holder any rights as a shareholder of our company, including without limitation any dividend, voting or liquidation rights.

After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the purchase price, that number of shares of Class A common stock or Class B common stock, as the case may be, having a market value of two times the purchase price of the Right.

After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an appropriate exchange ratio of shares of Class A common stock or Class B common stock, as the case may be, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the company’s preferred stock having similar Rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Each share of Series A junior preferred stock, if issued and outstanding:

•	will not be redeemable;
•

will entitle holders of record to (i) cumulative quarterly cash dividends when, as and if declared by our Board of Directors in an amount equal to $0.01 per whole share, less the amount of all cash dividends declared on the Series A junior preferred stock pursuant the following clause (ii) since the immediately preceding dividend payment date or, with respect to the first dividend payment date, since the first issuance of any share of Series A junior preferred stock and (ii) dividends payable in cash on the dividends payment for each cash dividend declared on the Class A or Class B common stock in an amount per whole share equal to a formula number (the “Formula Number,” which unless adjusted equals 10,000), then in effect multiplied by the cash dividends then to be paid on each share of Class A or Class B common stock. In addition, if we pay any dividend on the Class A or Class B common stock payable in assets, securities or other forms of non-cash consideration (other than solely in shares of Class A or Class B common stock), then, in each case, we shall pay on each outstanding whole share of Series A junior preferred stock a dividend in like kind equal to the Formula Number then in effect multiplied by the aggregate amount of such dividend or distribution to be distributed per share to holders of Class A and Class B common stock;

•

will generally entitle the holder to a number of votes equal to the Formula Number then in effect on all matters submitted to a vote of the holders of Class A and Class B common stock and will have the right to vote as a single class with respect to such matters as a required by law;

•

will entitle holders upon liquidation to receive an amount equal to any accrued and unpaid dividends and distributions on Series A junior preferred shares, whether or not declared, plus an amount equal to the greater of (i) $0.01 per whole Series A junior preferred share and (ii) an aggregate amount per whole Series A junior preferred share equal to the Formula Number then in effect multiplied by the aggregate amount to be distributed to per share to holders of Class A and Class B common stock; and

•

if shares of our Class A and Class B common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the Formula Number then in effect multiplied by the aggregate amount of stock, securities, cash and other property, in which or for which each share of common stock is changed or exchanged.

The Board of Directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a forward or reverse stock split or a reclassification of the preferred shares or Class A common stock or Class B common stock. No adjustments to the purchase price of less than 1% will be made.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the corporation without the approval of the Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the corporation even if such acquisition may be favorable to the interests of the corporation’s shareholders.

Because the Board of Directors can redeem the Rights, the Rights should not interfere with a merger or other business combination approved by the Board of Directors.

Before the Distribution Date, the Board of Directors may amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the Distribution Date, the Board of Directors may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect, in any material respect, any Rights holder and do not result in the Rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with the applicable timing of the Rights Agreement.

The Rights and the Rights Agreement will expire at the earliest of (i) June 4, 2022, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement (iv) the repeal of Section 382 and 383 of the Internal Revenue Code or any successor statute if the Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of the applicable tax benefits, or (v) the beginning of a taxable year to which the Board of Directors determines that no applicable tax benefits may be carried forward.

The articles of amendment designating our Series A junior preferred stock and the Rights Agreement are filed as exhibits to the registration statement to which this prospectus forms a part and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We can issue the securities covered by this prospectus in definitive form or in the form of one or more global securities. The applicable prospectus supplement will describe the manner in which the securities offered thereby will be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a holder of capital stock, may consider relevant. Hunton Andrews Kurth LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material aspects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, regulated investment companies, real estate investment trusts, or REITs, subchapter S corporations, tax-exempt organizations (except to the extent discussed in “—Taxation of U.S. Holders—Taxation of Tax-Exempt Shareholders” below), partnerships, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders” below) and other persons subject to special tax rules. This summary assumes that holders hold our capital stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section and the opinion of Hunton Andrews Kurth LLP are based on the current U.S. federal income tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the Internal Revenue Service, or IRS, would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We intend to elect to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2019. We believe that, commencing with such taxable year, we will be organized and intend to operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. We were taxed as a C corporation through our taxable year ended December 31, 2018.

This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex. In the opinion of Hunton Andrews Kurth LLP, commencing with our taxable year ended December 31, 2019, we were organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2020 and subsequent taxable years. Investors should be aware that Hunton Andrews Kurth LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton Andrews Kurth LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we currently distribute to our shareholders, but taxable income generated by any domestic taxable REIT subsidiaries, or TRSs, will be subject to regular corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our net taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest corporate rate on:
•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and
•	other nonqualifying income from foreclosure property.
•

We will pay a 100% tax on net income earned from sales or other dispositions of property other than foreclosure property that we hold primarily for sale to customers in the ordinary course of business.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by
•	a fraction intended to reflect our profitability.
•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such calendar year, (ii) 95% of our REIT capital gain net income for such calendar year and (iii) any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s length basis.
•

With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or “REMIC,” the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a  taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held in record name by “disqualified organizations.” To the extent that we own such an interest through a TRS, we will not be subject to this tax. A “disqualified organization” includes (i) the United States; (ii) any state or political subdivision of the United states; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer’s cooperative described in section 521 of the Internal Revenue Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion income to our shareholders. For a discussion of “excess inclusion income,” see “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset and we have a net unrecognized built-in gain in such assets, we may be subject to tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and
•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.
2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic C corporation, but for the REIT provisions of the U.S. federal income tax laws.
4.	It is neither a financial institution nor an insurance company subject to certain provisions of the U.S. federal income tax laws.
5.	At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.
6.

Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

7.

It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued shares of capital stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, we intend that prior to the end of our first REIT year our charter will contain customary provisions designed to restrict the ownership and transfer of our shares so that we should continue to satisfy these requirements.

To monitor compliance with the share ownership requirements 5 and 6 above, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT qualification and use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder.

Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership or limited liability company, the partnership’s or limited liability company’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the QRS will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A QRS is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a QRS or disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A TRS is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a TRS. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a QRS unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Income earned by a TRS is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. Domestic TRSs are fully subject to corporate income tax on their taxable income.

Several provisions of the Internal Revenue Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements among unrelated parties. Any income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s length negotiations, will also be subject to a 100% penalty tax. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this penalty tax; however, we cannot assure you that we will be successful in avoiding this penalty tax.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;
•	the entity has issued debt obligations that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes and cannot be included in any consolidated federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a QRS that is a taxable mortgage pool, the REIT or the QRS will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. Similarly, a portion of the income from a REMIC residual interest may be treated as excess inclusion income. A shareholder’s share of excess inclusion income (i) would not be allowed to be offset by any losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its shareholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to shareholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a taxable mortgage pool equal to the percentage of its stock that is held in record name by “disqualified organizations” (as defined above under “—Taxation of Our Company”). Similar rules apply if we own a residual interest in a REMIC. To the extent that shares of our capital stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the shares of capital stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning shares of our capital stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.” We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion income to our shareholders.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real property or mortgage loans;
•	abatements and refunds of taxes on real property;
•	income and gain derived from foreclosure property (as described below);
•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

•

income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, at least 95% of our gross income for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from the following sources is excluded from both the numerator and denominator in both gross income tests:

•	gain from a sale of property that we hold primarily for sale to customers in the ordinary course of business;
•	income and gain from “hedging transactions,” as defined below in “—Hedging Transactions”;
•	certain foreign currency gains, see “—Foreign Currency Gain”; and
•	cancellation of indebtedness, or COD, income.

We will monitor the amount of our nonqualifying income and we will seek to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends

Our share of any dividends received from any corporation (including dividends from our domestic TRSs, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, interest generally includes the following:

•	an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and
•

an amount that is received or accrued based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property (including, for loans secured by real property and personal property where the fair market value of the personal property is less than 15% of the total fair market value of all such property, such personal property) securing the loan as of the date (i) we agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. If apportionment is required, the percentage of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the percentage of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the mortgage-backed securities, or MBS, in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such MBS will be qualifying income for the 95% gross income test. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of MBS treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

We purchase and sell agency MBS through to-be-announced forward contracts, or TBAs, and recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. While there is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test, we treat income and gains from our TBAs under which we contract to purchase a to-be-announced Agency MBS (“long TBAs”) as qualifying income for purposes of the 75% gross income test, based on an opinion of Hunton Andrews Kurth LLP substantially to the effect for purposes of the 75% REIT gross income test, any gain recognized by us in connection with the settlement of our long TBAs should be treated as gain from the sale or disposition of an interest in mortgages on real property. The opinion of Hunton Andrews Kurth LLP is based on various assumptions related to our long TBAs and is conditioned on fact-based representations and covenants made by our management regarding our long TBAs.  No assurance can be given that the IRS would not assert that our income and gain from TBAs is not qualifying income. If the IRS were to successfully challenge the opinion of Hunton Andrews Kurth LLP, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs.

We have entered, and intend to enter, into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Hedging Transactions

We have entered, and intend to enter, into hedging transactions with respect to one or more of our liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests that is clearly identified as such before the close of the day on which it was acquired, originated or entered into and satisfies other identification requirements, or (iii) in connection with the effective termination of certain hedging transactions described above, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our qualification as a REIT commencing with our tax year ended December 31, 2019.

We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income

We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

COD Income

If we may recognize COD income, for example, in connection with repurchasing our debt at a discount, such income would be excluded from gross income for purposes of both the 75% and 95% gross income tests. Any COD income that we recognize would be subject to the distribution requirements, subject to certain rules that apply to excess non-cash income, or we will incur corporate income tax and a 4% nondeductible excise tax with respect to any COD income

Foreign Currency Gain

We are not currently deriving any foreign currency gains.  If we were to do so in the future, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) any obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

We do not currently own any real property for the production of rental income. If we were to acquire real property or an interest therein for the production of rental income, rents we receive would qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•

First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•

Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•

Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

Prohibited Transactions

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Phantom income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire MBS in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our MBS earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time.

If we hold debt instruments that are modified in a manner that is considered a “significant modification” for U.S. federal income tax purposes, we may recognize taxable income or gain on the deemed debt-for-debt exchange without a corresponding receipt of cash.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT” and “—Failure to Qualify.”

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of (the “75% asset class”):

•	cash or cash items, including certain receivables and investments in money market funds;
•	government securities;
•

interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgage loans secured by real property;
•	stock in other REITs and debt instruments issued by “publicly offered REITs”;
•

investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, except for securities in TRSs and the securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, except for securities in TRSs and the securities in the 75% asset class, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).

Fourth, no more than 20% of the value of our total assets may be represented by the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class (the “25% securities test”).

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or MBS that constitute real estate assets, or equity interests in a partnership. The term “securities”, however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that, for purposes of the 10% value test, the term “securities” does not include:

•

“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-“straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
•	any loan to an individual or an estate;
•	any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	any obligation to pay “rents from real property”;
•	certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;
•	any security (including debt securities) issued by another REIT;
•

any debt instrument of an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

•

any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

We expect that our investments in MBS generally will be treated as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of MBS treated as an interest in a REMIC, such interests generally will qualify as real estate assets, and income derived from REMIC interests generally will be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

For purposes of the 75% asset test, mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. Where a mortgage covers both real property and other property, an apportionment may be required in the same manner as described under “—Gross Income Tests—Interest.” IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the subsequent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan.

We purchase and sell agency MBS through TBAs. While there is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. government securities for purposes of the 75% asset test, we treat our TBAs as qualifying assets for purposes of the REIT asset tests, based on an opinion of Hunton Andrews Kurth LLP substantially to the effect that for purposes of the REIT asset tests, our ownership of a long TBA should be treated as ownership of real estate assets. The opinion of Hunton Andrews Kurth LLP is based on various assumptions related to our long TBAs and is conditioned on fact-based representations and covenants made by our management regarding our long TBAs.  No assurance can be given that the IRS would not assert that our long TBAs are not qualifying assets. If the IRS were to successfully challenge the opinion of Hunton Andrews Kurth LLP, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will be required to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurances that the IRS may not disagree with these determinations and assert that a different value is applicable, in which case we may not satisfy the 75% and the other asset tests.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of within six months of the last day of the quarter in which the failure occurred and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest corporate income tax rate.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

Annual Distribution Requirements

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to:

•	the sum of
•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and
•	90% of our net income after tax, if any, from foreclosure property, minus
•

The excess of the sum of specified items of non-cash income (including original issue discount on our senior loans and mezzanine loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the shareholders in the year in which paid, and, commencing with our first REIT year, the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;
•	95% of our REIT capital gain net income for such year; and
•	any undistributed taxable income from prior periods,

we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on MBS before we receive any payments of interest or principal on such assets. See “—Gross Income Tests—Phantom Income.” Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. In addition, differences in the character of our income and losses could cause our distribution requirement to be greater than our economic income.  For example, the gains and losses on the sale of our fixed-rate agency MBS generally are characterized as capital for U.S. federal income tax purposes.  However, our income and losses from interest rate hedging transactions that are designated as hedges generally are characterized as ordinary for U.S. federal income tax purposes.  In general, to the extent that interest rates rise, the value of our interest rate hedging instruments increase in value while the value of our fixed-rate agency MBS decrease in value.  As a result, we could realize annual ordinary income from our interest rate hedges that would not be offset, for purposes of the REIT distribution requirements, by annual net capital losses on our fixed-rate agency MBS.  This could lead to a required distribution to our shareholders in excess of our net earnings, which could result in a reduction in our shareholders’ equity capital.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. We have no current intention to make a taxable dividend payable in cash and stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Earnings and Profits Distribution Requirement

A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first REIT taxable year in which it has non-REIT earnings and profits (which for us is our 2019 taxable year) to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our shareholders and interest to the IRS to distribute any remaining earnings and profits. If we failed to make a deficiency dividend in those circumstances, we would fail to qualify as a REIT.

Based on an earnings and profits study we obtained from nationally recognized accountants, we do not believe that we will have any accumulated earnings and profits attributable to non-REIT years. The determination of the amount of accumulated earnings and profits attributable to non-REIT years is a complex factual and legal determination. If it is determined that we had undistributed non-REIT earnings and profits as of the end of any taxable year in which we elect to qualify as a REIT, and we are unable to cure the failure to distribute such earnings and profits, then we would fail to qualify as a REIT under the Internal Revenue Code.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates might be eligible for reduced U.S. federal income tax rates on such dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributions may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of U.S. Holders

The term “U.S. holder” means a beneficial owner of shares of our capital stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;
•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes holds shares of our capital stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our capital stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our capital stock by the partnership.

Taxation of U.S. Holders on Distributions on Capital Stock

As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. A U.S. holder will not qualify for the dividends received deduction generally available to corporations.

For taxable years prior to January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years before January 1, 2026, the maximum tax rate for U.S. holders taxed at individual rates is 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years before January 1, 2026 would be 29.6% (exclusive of the 3.8% Medicare tax).

The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic non-REIT C corporations and certain qualified foreign corporations. Because, commencing with our first REIT year, we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at a higher tax rate as described above. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from non-REIT C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our capital stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.

A U.S. holder generally will take into account distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our capital stock. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s capital stock. Instead, the distribution will reduce the adjusted basis of such capital stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the shares of capital stock have been held for one year or less, assuming the shares of capital stock are a capital asset in the hands of the U.S. holder. In addition, commencing with our first REIT year, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “—Annual Distribution Requirements.”

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our capital stock generally will be the type of gain that is subject to the Medicare tax.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years.  See “—Gross Income Tests—Phantom Income.” As a result, U.S. holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income.

If excess inclusion income is allocated to any U.S. holder that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.”

Taxation of U.S. Holders on the Disposition of Capital Stock

In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. holder has held such capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of capital stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. holder purchases other capital stock within 30 days before or after the disposition.

Redemption of Preferred Stock

A redemption of shares of preferred stock will be treated under section 302 of the Internal Revenue Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Holders on the Disposition of Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in our stock, (ii) results in a “complete termination” of the U.S. holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular U.S. holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “—Taxation of U.S. Holders.” In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. holder’s remaining stockholdings in our company. If the U.S. holder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed U.S. Treasury regulations, if any portion of the amount received by a U.S. holder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of stock of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share of stock will first reduce the redeemed U.S. holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. holder could have gain even if such U.S. holder’s basis in all its shares of stock of the redeemed class exceeded such portion.

The proposed U.S. Treasury regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed U.S. Treasury regulations would be effective for transactions that occur after the date the regulations are published as final U.S. Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed U.S. Treasury regulations will ultimately be finalized.

Conversion of Preferred Stock

Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. For taxable years before January 1, 2026, the highest marginal individual income tax rate is 37%. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject, however, to taxation on their UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, our dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt shareholders. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.” Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt shareholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:
•	one pension trust owns more than 25% of the value of our stock; or
•	A group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Holders

The term “non-U.S. holder” means a beneficial owner of our capital stock that is not a U.S. holder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.

Distributions

A non-U.S. holder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.” However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, with us evidencing eligibility for that reduced rate, or
•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. holder is excess inclusion income.  We will not pay any additional amounts in respect of amounts withheld.

A non-U.S. holder will not incur tax on a distribution on the capital stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that capital stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the capital stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under the Foreign Investment in Real Property Act of 1980, or FIRPTA. The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities such as Agency MBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, subject to exceptions discussed below, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, we must withhold 21% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount we withhold.

Capital gain distributions on our capital stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as (i) (a) the applicable class of our capital stock is “regularly traded” on an established securities market in the United States and (b) the non-U.S. holder does not own more than 10% of the applicable class of our capital stock during the one-year period preceding the distribution date or (ii) the non-U.S. holder was treated as a “qualified shareholder” or a “qualified foreign pension fund” (each, as defined in the Internal Revenue Code). As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our capital stock currently is treated as regularly traded on an established securities market. If the applicable class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of the applicable class of our capital stock any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

Dispositions of Capital Stock

In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our capital stock by a non-U.S. holder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our capital stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. Because our capital stock will be publicly traded, no assurance can be given that we are or will be a domestically controlled qualified investment entity.

If the applicable class of our capital stock is regularly traded on an established securities market in the United States, an additional exception to the tax under FIRPTA will be available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells our capital stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if:

•

the applicable class of our capital stock is considered regularly traded under applicable Treasury regulations on an established securities market within the meaning of applicable U.S. Treasury regulations, such as the New York Stock Exchange, or NYSE; and

•	the non-U.S. holder owned, actually or constructively, 10% or less of the applicable class of our capital stock at all times during a specified testing period.

As noted above, we believe that our capital stock is currently treated as being regularly traded on an established securities market.

If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or

•

the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

Qualified Shareholders

Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of our capital stock by a “qualified shareholder” who holds such capital stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. federal income taxation and FIRPTA withholding on a sale of our capital stock.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the U.S. Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our capital stock by a “qualified foreign pension fund” that holds such capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Conversion of Preferred Stock

The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. holder if our preferred stock constitutes a United States real property interest. Even if our preferred stock constitutes a United States real property interest, provided our common stock also constitutes a United States real property interest, a non-U.S. holder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a United States real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or a non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.

Non-U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock

For a discussion of the treatment of a redemption of preferred stock, see “Taxation of U.S. Holders—Redemption of Preferred Stock.”

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

FATCA Withholding

Under the Foreign Account Tax Compliance Act, or FATCA, U.S. withholding tax at a 30% rate will be imposed on dividends paid on our capital stock received by non-U.S. holders or U.S. holders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of amounts withheld.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Additional changes to the tax laws are likely to continue to occur. We cannot predict the long-term effect of any recent changes or any future law changes on REITs and their shareholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

State, Local and Foreign Taxes

We and/or our shareholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a shareholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, shareholders should consult their tax advisors regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;
•	through underwriters;
•	through dealers;
•	through agents;
•	through any combination of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	The method of distribution of the securities offered therein;
•	The names of any underwriters, dealers, or agents;
•	The public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;
•	Any underwriting discounts, commissions or other items constituting underwriters’ compensation;
•	Any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and
•	Any securities exchange on which the offered securities may be listed.

Any public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Our Class A common stock is listed on the NYSE under the symbol “AI,” our 6.625% Senior Notes due 2023, listed on the NYSE under the symbol “AIW,” our 6.75% Senior Notes due 2025, listed on the NYSE under the symbol “AIC,” our Series B Preferred Stock is listed on the NYSE under the symbol “AI PrB” and our Series C Preferred Stock is listed on the NYSE under the symbol “AI PrC.” We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may offer subscription rights to our existing shareholders to purchase additional shares of our Class A common stock, preferred stock or other securities and any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of Class A common stock, preferred stock or other securities that may be purchased in connection with each right and the subscription price for the purchase of such securities. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the rights offering by existing shareholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, prior to the expiration date of any such subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date of any such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage the subscription rights offering for us. Any dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Pursuant to agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution for payments the underwriters or agents may be required to make.

Although we expect that delivery of securities generally will be made against payment on or about the second business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+2, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

CERTAIN LEGAL MATTERS

The validity of securities covered by this prospectus has been passed upon for us by Hunton Andrews Kurth LLP. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can find our SEC filings on the SEC’s website at http://www.sec.gov. In addition, you can inspect and copy reports, prospectus and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock (NYSE: “AI”) is listed.

Our Internet address is http://www.arlingtonasset.com. We make available free of charge, on or through the “SEC Filings” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics, which governs our Directors, officers and employees. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus.

We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 19, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 3, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed on August 9, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 8, 2019;

•

Current Reports on Form 8-K or Form 8-K/A filed on January 17, 2019, February 22, 2019, March 11, 2019, March 21, 2019, May 2, 2019 (solely with respect to Item 8.01), June 6, 2019, June 10, 2019, June 25, 2019, August 7, 2019 (solely with respect to Item 8.01), November 8, 2019 (solely with respect to Item 8.01) and December 13, 2019;

•	The portions of the Definitive Proxy Statement on Schedule 14A filed on April 25, 2019 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018; and
•

The description of our common stock contained in the Registration Statement on Form S-4 filed with the SEC on December 6, 2002, as amended on January 15, 2003, February 7, 2003 and February 26, 2003; and

•	The description of our Series B Preferred Stock contained in the Prospectus Supplement filed with the SEC on May 5, 2017; and
•	The description of our Series C preferred stock contained in the Prospectus Supplement filed with the SEC on March 6, 2019.

We will provide a copy of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Corporate Secretary at the number listed below or in writing by first class mail to the address listed below. Requests for such documents incorporated by reference should be directed to Corporate Secretary, Arlington Asset Investment Corp., 6862 Elm Street, Suite 320 McLean, VA 22101, or you may ask for our Corporate Secretary by calling (703) 373-0200.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Arlington Asset Investment Corp. All amounts set forth below are estimates, except for the SEC registration fee.

Amount to be paid
SEC registration fee	$30,408
Printing expenses(1)	5,000
Legal fees and expenses(1)	50,000
Accountants’ fees and expenses(1)	6,000
Miscellaneous (including trustee and transfer agent fees)(1)	5,000

Total	$96,408

(1)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities from time to time.

ITEM 15.INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of the Registrant contain such a provision.

The articles of incorporation of the Registrant require the Registrant to indemnify (and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding involving) (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Registrant or brought by or on behalf of shareholders of the Registrant, by reason of the fact that he is or was a director or officer of the Registrant, or (b) any director or officer who is or was serving at the request of the Registrant as a director, trustee, partner, member or officer of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise, against any liability incurred by him in connection with such proceeding if his conduct in question was in the best interests of the Registrant and he was acting on behalf of the Registrant or performing services for the Registrant unless he engaged in willful misconduct or a knowing violation of the criminal law. The Virginia Stock Corporation Act requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant’s articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Virginia Stock Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, when conducting themselves in good faith, unless it is established that (a) in their official capacities, they did not believe they acted in the best interests of the corporation, (b) in their non-official capacities, they acted against the best interests of the corporation or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the director or officer was judged liable to the corporation or that the director or officer received improper benefit. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met, unless the individuals making advances know that the information in (a) or (b) is false.

The Registrant has entered into indemnification agreements with certain of its current and former directors and officers under which Registrant is generally required to indemnify them against liability incurred by them in connection with any action or proceeding to which they are or may be made a party by reason of their service in those or other capacities, if the conduct in question was in our best interests and the person was conducting themselves in good faith (subject to certain exceptions, including liabilities arising from willful misconduct, a knowing violation of the criminal law or receipt of an improper benefit.

ITEM 16.EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2009).

3.2

Articles of Amendment to the Amended and Restated Articles of Incorporation designating the shares of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on May 9, 2017).

3.3

Articles of Amendment to the Amended and Restated Articles of Incorporation of Arlington Asset Investment Corp. designating the Company’s 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-A filed on March 11, 2019).

3.4

Articles of Amendment to the Amended and Restated Articles of Incorporation of Arlington Asset Investment Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 25, 2019).

3.5	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 28, 2011).

3.6	Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 4, 2015).

3.7	Amendment No. 2 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 26, 2016).

3.8	Amendment No. 3 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 17, 2019).

3.9	Amendment No. 4 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2019).

4.1	Indenture, dated as of January 10, 2020, governing the Senior Debt Securities by and between the Company and The Bank of New York Mellon, as Trustee.

Exhibit No.	Description

4.2	Indenture, dated as of January 10, 2020, governing the Subordinated Debt Securities by and between the Company and The Bank of New York Mellon, as Trustee.

4.3

Indenture dated as of May 1, 2013 between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on May 1, 2013).

4.4

First Supplemental Indenture dated as of May 1, 2013 between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on May 1, 2013).

4.5

Second Supplemental Indenture, dated as of March 18, 2015, between the Company, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon, as Series Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-A filed on March 18, 2015).

4.6	Form of Senior Note.

4.7	Form of Subordinated Note.

4.8	Form of 6.625% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed by the Company on May 1, 2013).

4.9	Form of 6.750% Notes due 2025 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed by the Company on March 17, 2015).

4.10	Form of Certificate for Class A common stock (incorporated by reference to Exhibit 4.01 of the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2010).

4.11

Form of specimen certificate representing the shares of 7.00% Series B Perpetual Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed on May 9, 2017).

4.12

Form of specimen certificate representing the shares of 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed on March 11, 2019).

4.13	Shareholder Rights Agreement, dated June 5, 2009 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2009).

4.14	First Amendment to Shareholder Rights Agreement, dated as of April 13, 2018 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2018).

4.15	Form of Preferred Stock Certificate.*

4.16	Form of Deposit Agreement.*

4.17	Form of Purchase Contract Agreement.*

4.18	Form of Unit Agreement.*

4.19	Form of Unit Certificate.*

Exhibit No.	Description

4.20	Form of Warrant Agreement.*

4.21	Form of Warrant Certificate.*

4.22	Form of Subscription Rights Agreement (including Form of Subscription Rights Certificate).*

5.1	Opinion of Hunton Andrews Kurth LLP as to the validity of the securities being registered by Arlington Asset Investment Corp.

8.1	Opinion of Hunton Andrews Kurth LLP as to tax matters.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, the Trustee under the Senior Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, the Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 17.UNDERTAKINGS

(a)The undersigned registrant hereby undertakes:

(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of this registration statement;

(2)that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)each prospectus required to be filed by pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act of 1933 as part of a registration statement in reliance on Rule 430(B) under the Securities Act of 1933 relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act of 1933 for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430(B) under the Securities Act of 1933, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(c)The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, January 10, 2020.

ARLINGTON ASSET INVESTMENT CORP.
By:	/S/ J. Rock Tonkel, Jr.
Name: J. Rock Tonkel, Jr.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

KNOW BY ALL THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Rock Tonkel, Jr. and Richard E. Konzmann and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this registration statement on Form S-3 and any and all amendments thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/S/ J. ROCK TONKEL, JR.	By:	/S/ RICHARD E. KONZMANN
Name:	J. Rock Tonkel, Jr.	Name:	Richard E. Konzmann
Title:	President, Chief Executive Officer and Director	Title:	Executive Vice President, Chief Financial Officer and Treasurer
	(Principal Executive Officer)		(Principal Financial Officer)
Date:	January 10, 2020	Date:	January 10, 2020

By:	/S/ DANIEL E. BERCE	By:	/S/ DAVID W. FAEDER
Name:	Daniel E. Berce	Name:	David W. Faeder
Title:	Chairman of the Board	Title:	Director
Date:	January 10, 2020	Date:	January 10, 2020

By:	/S/ MELINDA H. MCCLURE	By:	/S/ RALPH S. MICHAEL III
Name:	Melinda H. McClure	Name:	Ralph S. Michael III
Title:	Director	Title:	Director
Date:	January 10, 2020	Date:	January 10, 2020

By:	/S/ ANTHONY P. NADER III
Name:	Anthony P. Nader III
Title:	Director
Date:	January 10, 2020